EXHIBIT 99.1

                   CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. 1350,
                           AS ADOPTED PURSUANT TO
                      906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CRT CORPORATION
("CRT") on Form 10-QSB for the period ending
September 30, 2002 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), Matt Sebal, President
CRT, pursuant to 18 U.S.C.   1350, as adopted pursuant to 906 of the
Sarbanes-Oxley Act of 2002, hereby certifies, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of   13(a)
or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CRT.

Matt Sebal,
President
November 20, 2002

This certification accompanies this Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Blagman for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.